UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2005

World Air Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	20-2121036

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269

(Address of Principal Executive Offices)

(770) 632-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 3.02. Unregistered Sales of Equity Securities.
SIGNATURES

ITEM 3.02. Unregistered Sales of Equity Securities.

     Between the period of March 1, 2005 and March 3, 2005, holders of the 8.0% Convertible Senior Subordinated Debentures due 2009 (the “Debentures”) issued by World Air Holdings, Inc., a Delaware corporation (the “Registrant”), and World Airways, Inc., a Delaware corporation (“World”) and a wholly-owned subsidiary of the Registrant, converted $1,905,000 principal amount of the Debentures into 595,312 shares of the Registrant’s common stock, par value $.001 per share (the “Common Stock”). The Debentures have a conversion price of $3.20 per share.

     The shares of Common Stock issued upon conversion of the Debentures were issued by the Registrant and World in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Such shares have been, however, registered for resale under the Securities Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Air Holdings, Inc. (Registrant)

Date: March 7, 2005	By:	/s/ Gilberto M. Duarte, Jr.
		Name:	Gilberto M. Duarte, Jr.
		Title:	Chief Financial Officer